Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 24, 2019, in the Registration Statement on Form S-1 and related Prospectus of Dermavant Sciences Ltd. for the registration of its common shares.

/s/ Ernst & Young LLP

Phoenix, Arizona

May 24, 2019